SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.  20549


                            FORM 8-K/A (6)
                            CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
                                 1934.

  Date of report (Date of earliest event reported) December 28, 1995

                    Commission File Number 1-16914

                       THE E.W. SCRIPPS COMPANY
        (Exact name of registrant as specified in its charter)




   Delaware                                         51-0304972
(State or other jurisdiction of                  (I.R.S. Employer
incorporation or organization)                 Identification Number)

1105 N. Market Street
Wilmington, Delaware                                     19801
(Address of principal executive offices)               (Zip Code)

  Registrant's telephone number, including area code:  (302) 478-4141

                               Not Applicable
 (Former name, former address and former fiscal year, if changed since last report.)

                  INDEX TO THE E. W. SCRIPPS COMPANY

    AMENDMENT TO CURRENT REPORT ON FORM 8-K DATED DECEMBER 28, 1995

This amendment to The E.W. Scripps Company Current Report on Form 8-K filed on December 29, 1995 provides quarterly financial information for Scripps Cable for the quarterly and year-to-date periods ended June 30, 1996 under Item 7. Financial Statements and Exhibits.


Item No.                                                             Page

  7  Financial Statements and Exhibits

     (A)  Index to Financial Statements and Financial Information    F - 1

     (B)  Index to Pro Forma Financial Information                   P - 1






                              SIGNATURES


Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                           THE E.W. SCRIPPS COMPANY




Dated :  August 14, 1996                   By:  /s/ D. J. Castellini

                                                D. J. Castellini
                                                Senior Vice President,
                                                Finance & Administration

                             SCRIPPS CABLE

        Index to Financial Statements and Financial Information

Item No.                                                             Page

  1.  Combined Balance Sheets                                         F-2

  2.  Combined Statements of Income and Retained Earnings             F-4

  3.  Combined Statements of Cash Flows                               F-5

  4.  Notes to Combined Financial Statements                          F-6

  5.  Management's Discussion and Analysis of Financial Condition
      and Results of Operations of Scripps Cable                      F-8

SCRIPPS CABLE
COMBINED BALANCE SHEETS
( in thousands )                                                                                        As of
                                                                                   June 30,          December 31,     June 30,
                                                                                     1996              1995            1995
                                                                                  (Unaudited)                        (Unaudited)

ASSETS
CURRENT ASSETS :
Cash and cash equivalents                                                       $       1,782    $       3,085   $         971
Accounts receivable (less allowances - $1,283, $1,288, and $1,241)                     10,598           12,107           9,759
Inventories                                                                            10,898           12,822          13,278
Deferred income taxes                                                                   5,421            5,421           5,421
Miscellaneous                                                                           6,066              446           2,069
Total current assets                                                                   34,765           33,881          31,498

PROPERTY, PLANT, AND EQUIPMENT :
Land and improvements                                                                   3,787            3,691           3,699
Buildings and improvements                                                              9,672            9,529           9,576
Equipment                                                                             623,401          587,052         564,706
Total property, plant, and equipment                                                  636,860          600,272         577,981
Less accumulated depreciation                                                         322,497          305,715         288,287
Net property, plant, and equipment                                                    314,363          294,557         289,694

GOODWILL AND OTHER INTANGIBLE ASSETS :
Goodwill                                                                               41,125           40,965          40,813
Non-competition agreements                                                              5,495            5,800           5,800
Franchise costs                                                                       209,160          158,541         159,545
Customer lists                                                                          1,719            1,719           1,719
Other intangible assets                                                                 7,071            7,100           7,099
Total goodwill and other intangible assets                                            264,570          214,125         214,976
Less accumulated amortization                                                         125,636          120,629         117,670
Net goodwill and other intangible assets                                              138,934           93,496          97,306

OTHER ASSETS                                                                              641              639           1,006

TOTAL ASSETS                                                                    $     488,703    $     422,573   $     419,504


See notes to combined financial statements.

SCRIPPS CABLE
COMBINED BALANCE SHEETS
( in thousands )                                                                                        As of
                                                                                   June 30,          December 31,     June 30,
                                                                                     1996              1995            1995
                                                                                  (Unaudited)                        (Unaudited)
LIABILITIES AND STOCKHOLDER'S DEFICIENCY
CURRENT LIABILITIES :
Accounts payable                                                                $       7,434    $      12,244   $      11,914
Customer deposits and unearned revenue                                                  2,962            2,475           2,851
Accrued liabilities :
  Employee compensation and benefits                                                      901            1,174             925
  Copyright and programming costs                                                       8,256            7,164           7,658
  Lawsuits and related settlements                                                      2,488            3,784           6,100
  Property taxes                                                                        1,868            1,038           2,470
  Interest on advances from parent company                                              1,599            1,599           1,618
  Income taxes                                                                             12             (22)           (113)
  Miscellaneous                                                                         8,175            5,818           5,587
Total current liabilities                                                              33,695           35,274          39,010

DEFERRED INCOME TAXES                                                                 101,911           80,193          79,745

ADVANCES FROM PARENT COMPANY                                                          347,509          312,737         315,652

OTHER LONG-TERM OBLIGATIONS                                                             8,750            9,325          10,282

COMMITTMENTS AND CONTINGENCIES (Note 3)

STOCKHOLDER'S DEFICIENCY :
Capital stock                                                                           1,801            1,801           1,801
Additional paid-in capital                                                             35,144           35,144          35,144
Retained earnings (deficit)                                                          (40,107)         (51,901)        (62,130)
Total stockholder's deficiency                                                        (3,162)         (14,956)        (25,185)

TOTAL LIABILITIES AND STOCKHOLDER'S DEFICIENCY                                  $     488,703    $     422,573   $     419,504


See notes to combined financial statements.

SCRIPPS CABLE
COMBINED STATEMENTS OF INCOME AND RETAINED EARNINGS
( in thousands )                                            (Unaudited)                                     (Unaudited)
                                                        Three months ended                                 Six months ended
                                                              June 30,                                         June 30,
                                                       1996             1995                            1996            1995

OPERATING REVENUES                            $            77,182 $     69,750                    $     153,432   $     136,745

OPERATING EXPENSES :
Employee compensation and benefits                         11,052       11,008                           22,290          22,010
Programming and copyright costs                            20,881       18,299                           42,099          35,991
Other operating expenses                                   11,596       11,425                           23,944          22,539
Depreciation and amortization                              12,412       14,139                           27,923          27,862
Total operating expenses                                   55,941       54,871                          116,256         108,402

OPERATING INCOME                                           21,241       14,879                           37,176          28,343

OTHER CREDITS (CHARGES) :
Interest on advances from parent company                  (8,681)      (8,574)                         (17,379)        (17,237)
Other interest expense                                       (27)         (84)                             (27)           (218)
Miscellaneous, net                                           (23)         (19)                             (51)             826
Net other credits (charges)                               (8,731)      (8,677)                         (17,457)        (16,629)

INCOME BEFORE INCOME TAXES                                 12,510        6,202                           19,719          11,714

PROVISION FOR INCOME TAXES                                  5,014        2,610                            7,925           4,253

NET INCOME                                                  7,496        3,592                           11,794           7,461

RETAINED EARNINGS (DEFICIT) :
Beginning of period                                      (47,603)     (65,722)                         (51,901)        (69,591)

End of period                                 $          (40,107) $   (62,130)                    $    (40,107)   $    (62,130)


See notes to combined financial statements.

SCRIPPS CABLE
COMBINED STATEMENTS OF CASH FLOWS
( in thousands )                                                                                            (Unaudited)
                                                                                                           Six months ended
                                                                                                              June 30,
                                                                                                        1996            1995

Cash Flows From Operating Activities:
Net income                                                                                        $      11,794   $       7,461
Adjustments to reconcile net income
     to net cash flows from operating activities:
     Depreciation and amortization                                                                       27,923          27,862
     Deferred income taxes                                                                              (1,881)           (895)
     Prepaid franchise fees                                                                                               1,292
     Changes in certain working capital accounts                                                        (3,718)           4,612
     Miscellaneous, net                                                                                     165           (345)
Net operating activities                                                                                 34,283          39,987

Cash Flows From Investing Activities:
Additions to property, plant, and equipment                                                            (31,378)        (18,808)
Acquistion of cable television systems                                                                 (62,152)           (222)
Miscellaneous, net                                                                                          198             112
Net investing activities                                                                               (93,332)        (18,918)

Cash Flows From Financing Activities:
Increase (decrease) in advances from parent company                                                      59,619        (19,195)
Payments on advances from parent company                                                                (1,248)         (1,131)
Miscellaneous, net                                                                                        (625)         (1,875)
Net financing activities                                                                                 57,746        (22,201)

Increase (Decrease) in Cash and Cash Equivalents                                                        (1,303)         (1,132)

Cash and Cash Equivalents:
Beginning of year                                                                                         3,085           2,103

End of period                                                                                     $       1,782   $         971

Supplemental Cash Flow Disclosures:
Interest paid                                                                                     $      17,406   $      17,387
Income taxes paid                                                                                         9,722           5,578



See notes to combined financial statements.

NOTES TO COMBINED FINANCIAL STATEMENTS

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The combined financial statements of Scripps Cable include EWS Cable Company ("EWSCC") - 100 shares of no-par capital stock authorized, 50 shares issued and outstanding; L-R Cable Company ("LRCC") - 100 shares of no-par capital stock authorized, 50 shares issued and outstanding; Scripps Howard Cable Company ("SHCC") - 100 shares of no-par capital stock authorized, 80 shares issued and outstanding; Scripps Howard Cable Company of Sacramento ("SHCCS") - 2,000 shares of no-par capital stock authorized, 100 shares issued and outstanding, and cable television operations owned and operated by Scripps Howard Broadcasting Company ("SHB").

EWSCC and LRCC are wholly-owned subsidiaries of Scripps Howard, Inc. ("SHI"), which is a wholly-owned subsidiary of The E.W. Scripps Company ("Scripps"). SHCC and SHCCS are wholly-owned subsidiary companies of SHB. Prior to 1993 SHB was 86%-owned by SHI. SHI acquired 5.7% of the outstanding shares of SHB in 1993 and Scripps acquired the remaining minority interest in SHB in 1994.

The historical basis in assets and liabilities of the cable television systems has been carried over. The historical combined financial statements do not necessarily reflect the results of operations or financial position that would have existed if Scripps Cable were an independent company. SHI provides certain legal, treasury, accounting, tax, risk management and other corporate services to Scripps Cable.

On October 28, 1995 Scripps and Comcast Corporation ("Comcast") reached an agreement pursuant to which Scripps will contribute all of its non-cable television assets to SHI and SHI's cable television systems subsidiaries ("Scripps Cable") will be transferred to and held directly by Scripps. Scripps Cable will be acquired by Comcast through a tax-free merger (the "Merger") with Scripps.

The closing date of the Transactions is expected prior to the end of 1996, subject to regulatory approvals and certain other conditions. Controlling shareholders in Scripps and Comcast have agreed to vote in favor of the Merger, and as a result completion of the Transactions is assured so long as such conditions are satisfied and such regulatory approvals are received. While there can be no assurances regarding such approvals, management believes all such approvals will be obtained.

The financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Rule 10-01 of Regulation S-X. Except as disclosed herein, there has been no material change in the information disclosed in the notes to the combined financial statements for the year ended December 31, 1995 included in the fifth amendment to The E.W. Scripps Company's Current Report on Form 8-K dated December 28, 1995. Financial information as of December 31, 1995 included in these financial statements has been derived from the audited combined financial statements included in that report. In management's opinion all adjustments (consisting of normal recurring accruals) necessary for a fair presentation of the interim periods have been made.

Results of operations are not necessarily indicative of the results that may be expected for future interim periods or for the full year.

Certain liabilities included in these combined financial statements (primarily income taxes payable, accruals for lawsuits and related settlements, and amounts due Scripps) will not be assumed by Comcast. At June 30, 1996 those liabilities totaled approximately $360,100,000.

2.  ACQUISITIONS AND DIVESTITURES

Acquisitions

1996 - In 1995 SHB reached an agreement to acquire cable television systems adjacent to the Knoxville and Chattanooga systems for $62,500,000 (the "Mid-Tenn Purchase"). The acquisitions were completed in January 1996.

1995 - SHCC acquired a cable television system.

The following table presents additional information about the acquisitions:


( in thousands )                                                                                           Six months ended
                                                                                                                June 30,
                                                                                                        1996              1995

Goodwill and other intangible assets acquired                                                     $      50,619   $         143
Other assets acquired                                                                                    11,771              79

Total                                                                                                    62,390             222
Liabilities assumed                                                                                       (238)

Cash paid                                                                                         $      62,152   $         222


The acquisitions have been accounted for as purchases. The acquired operations have been included in the Combined Statements of Income from the dates of acquisition. Pro forma results are not presented because the combined results of operations would not be significantly different from the reported amounts.



3.  COMMITMENTS AND CONTINGENCIES

In 1994 Scripps Cable accrued an estimate of the ultimate costs, including attorneys' fees and settlements, of certain lawsuits against the Sacramento cable television system related primarily to employment issues and to the timing and amount of late-payment fees assessed to subscribers. In May 1996 Scripps Cable agreed to settle the late-payment fee lawsuits. There was no additional charge resulting from the settlement. Management believes the possibility of incurring a loss greater than the amount accrued for the employment issues lawsuits is remote. Amounts accrued, less payments for settlements and attorney fees, are included in accrued lawsuits and related settlements in the accompanying Combined Balance Sheets. Pursuant to the terms of the Merger New Scripps will indemnify Comcast against losses related to these lawsuits.

    MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                RESULTS OF OPERATIONS OF SCRIPPS CABLE

Scripps Cable's revenues are primarily earned from subscriber fees for basic, cable programming and premium television services (including pay-per-view programming), and the rental of converters and remote control devices. Historically Scripps Cable's revenue growth has been primarily achieved through internal subscriber growth, additional services offered subscribers, acquisitions, and increases in rates for services provided to cable television subscribers. Regulations adopted by the Federal Communications Commission ("FCC") pursuant to the 1992 Cable Act have affected Scripps Cable's ability to increase rates for certain subscriber services or to restructure its rates for certain services. The Telecommunications Act of 1996 provides some significant relief from the burdens of rate regulation by, among other things, expanding the flexibility of operators to set differing rates for providing services to multiple dwelling units and by modifying the threshold for the filing of a complaint that would trigger review of new non-basic cable programming rates. Most importantly, the new law sets a maximum threshold of three years for the elimination of all rate regulation of non-basic cable programming services.

RESULTS OF OPERATIONS

Earnings before interest, income taxes, corporate management fees, depreciation, and amortization ("EBITDA") is included in the discussion of results of operations because:

   Changes in depreciation and amortization are often unrelated to current performance. Management believes the year-over-year change in EBITDA is a more useful measure of year-over-year performance than the change in operating income because, combined with information on capital spending plans, it is a more reliable indicator of results that may be expected in future periods. However, management's belief that EBITDA is a more useful measure of year-over-year performance is not shared by the accounting profession.

   Financial analysts use EBITDA to value cable television businesses.

   Acquisitions of cable television businesses are based on multiples of EBITDA.

EBITDA should not, however, be construed as an alternative measure of the amount of Scripps Cable's income or cash flow from operating activities as EBITDA excludes significant costs of doing business.

Combined results of operations are as follows:

( in thousands, except per subscriber information )            Quarterly Period                           Year-to-Date
                                                          1996      Change       1995                  1996  Change       1995

Operating revenues:
     Basic and cable programming services             $   52,327   12.9 %  $   46,366            $  103,491  13.7 %   $   90,995
     Premium and pay-per-view services                    13,887    7.7 %      12,894                28,284  11.7 %       25,329
     Other monthly services                                4,154    8.0 %       3,847                 8,255  (0.8)%        8,320
     Advertising                                           3,479    1.1 %       3,441                 6,679  10.9 %        6,023
     Installation and miscellaneous                        3,335    4.2 %       3,202                 6,723  10.6 %        6,078

Total operating revenues                                  77,182   10.7 %      69,750               153,432  12.2 %      136,745

Operating expenses:
     Employee compensation and benefits                   11,052    0.4 %      11,008                22,290   1.3 %       22,010
     Programming and copyright costs                      20,881   14.1 %      18,299                42,099  17.0 %       35,991
     Other                                                11,596    1.5 %      11,425                23,944   6.2 %       22,539
     Depreciation and amortization                        12,412  (12.2)%      14,139                27,923   0.2 %       27,862

Total operating expenses                                  55,941    2.0 %      54,871               116,256   7.2 %      108,402

Operating income                                          21,241   42.8 %      14,879                37,176  31.2 %       28,343
Interest expense                                         (8,708)              (8,658)              (17,406)             (17,455)
Miscellaneous, net                                          (23)                 (19)                  (51)                  826
Income taxes                                             (5,014)              (2,610)               (7,925)              (4,253)

Net income                                            $    7,496           $    3,592            $   11,794           $    7,461


Other Financial and Statistical Data

EBITDA                                                $   33,653   16.0 %  $   29,018            $   65,099  15.8 %   $   56,205

Percent of operating revenues:
    Operating income                                      27.5 %               21.3 %                24.2 %               20.7 %
    EBITDA                                                43.6 %               41.6 %                42.4 %               41.1 %

Capital expenditures                                  $   16,384   47.4 %  $   11,115            $   31,378  66.8 %   $   18,808

Average number of basic subscribers                        806.4    7.3 %       751.5                 799.5   6.8 %        748.3

Average monthly revenue per
     monthly subscriber                                   $31.90    3.1 %      $30.94                $31.98   5.0 %       $30.46

Program costs as a percent of
     basic and premium revenue                                                                       31.95%               30.94%

Homes passed at end of period                                                                       1,256.6   6.3 %      1,181.8

Basic subscribers at end of period                                                                    804.8   7.3 %        750.4

Penetration at end of period                                                                         64.05%               63.50%

In January Scripps Cable acquired cable television systems adjacent to the Knoxville and Chattanooga systems for $62,500,000 (the "Mid-Tenn Purchase"). The acquired cable systems increased quarterly and year-to-date operating revenues approximately 4%. The remaining increase in operating revenues is due to subscriber growth and higher average monthly revenue per subscriber.

Program costs have increased due to the growth in the number of subscribers, additional programming offered subscribers, and increased costs to produce or purchase programming. Other operating expenses and depreciation and amortization increased primarily due to the Mid-Tenn Purchase. The acquired cable systems increased EBITDA approximately 5%.


LIQUIDITY AND CAPITAL RESOURCES

Cash flow from operating activities was $34.3 million in 1996 and $40.0 million in 1995. Cash flow from operating activities in 1995 included an $11.3 million refund of disputed Sacramento property taxes, including interest.

Scripps Cable invests heavily in its cable plant, continually replacing and modernizing its technology by rebuilding and upgrading its systems with fiber optic cable. Capital expenditures in 1996 increased primarily due to the rebuild of the Sacramento system. Acquisitions of cable television systems and capital expenditures are financed through cash flow from operating activities and, if necessary, additional advances from Scripps. Advances from Scripps increased in 1996 due to the Mid-Tenn Purchase.

                       THE E.W. SCRIPPS COMPANY

               Index to Pro Forma Financial Information


Item No.                                                              Page

     1.  Pro Forma Balance Sheet as of June 30, 1996.                P - 2

     2.  Pro Forma Statements of Income for the Six Months
         Ended June 30, 1996.                                        P - 3

     3.  Notes to Pro Forma Financial Information.                   P - 4

THE E.W. SCRIPPS COMPANY
PRO FORMA BALANCE SHEET
AS OF JUNE 30, 1996
( in thousands )
                                                                REPORTED        SCRIPPS       PRO FORMA             PRO FORMA
                                                                AMOUNTS          CABLE       ADJUSTMENTS             AMOUNTS
ASSETS
CURRENT ASSETS:
     Cash and cash equivalents                              $       15,594                 $     (8,000)  (A)    $       7,594
     Accounts and notes receivable                                 157,426                                             157,426
     Program rights and production costs                            32,960                                              32,960
     Refundable income taxes                                         7,119                                               7,119
     Inventories                                                    11,126                                              11,126
     Deferred income taxes                                          23,365                                              23,365
     Miscellaneous                                                  20,748                                              20,748
     Total current assets                                          268,338                       (8,000)               260,338

NET ASSETS OF DISCONTINUED CABLE OPERATIONS                        354,234   $   354,234

INVESTMENTS                                                         51,273                                              51,273

PROPERTY, PLANT, AND EQUIPMENT                                     437,635                                             437,635

GOODWILL AND OTHER INTANGIBLE ASSETS                               596,454                                             596,454

OTHER ASSETS:
     Program rights and production costs (less current portion)     38,983                                              38,983
     Miscellaneous                                                  17,511                                              17,511
     Total other assets                                             56,494                                              56,494

TOTAL ASSETS                                                $    1,764,428   $   354,234   $     (8,000)         $   1,402,194

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
    Current portion of long-term debt                       $       32,040                                       $      32,040
    Accounts payable                                                68,149                                              68,149
    Customer deposits and unearned revenue                          31,931                                              31,931
    Accrued liabilities:
        Employee compensation and benefits                          30,281                                              30,281
        Artist and author royalties                                  9,555                                               9,555
        Interest                                                     1,462                                               1,462
        Income taxes                                                 1,183                                               1,183
        Lawsuits and related settlements                             5,745                                               5,745
        Miscellaneous                                               20,318                                              20,318
    Total current liabilities                                      200,664                                             200,664

DEFERRED INCOME TAXES                                               63,987                                              63,987

LONG-TERM DEBT (LESS CURRENT PORTION)                              131,815                                             131,815

OTHER LONG-TERM OBLIGATIONS AND MINORITY INTERESTS                 114,786                                             114,786

STOCKHOLDERS' EQUITY                                             1,253,176   $   354,234   $     (8,000)  (A)          890,942

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                  $    1,764,428   $   354,234   $     (8,000)         $   1,402,194

THE E.W. SCRIPPS COMPANY
PRO FORMA STATEMENT OF INCOME
FOR THE SIX MONTHS ENDED JUNE 30, 1996
( in thousands, except per share data )
                                                                REPORTED        SCRIPPS       PRO FORMA             PRO FORMA
                                                                AMOUNTS          CABLE       ADJUSTMENTS             AMOUNTS

OPERATING REVENUES:
    Advertising                                             $      234,748                                       $     234,748
    Circulation                                                     65,666                                              65,666
    Other newspaper revenue                                         25,411                                              25,411
    Total newspapers                                               325,825                                             325,825
    Broadcast television                                           155,925                                             155,925
    Entertainment                                                   49,819                                              49,819
    Total operating revenues                                       531,569                                             531,569

OPERATING EXPENSES:
    Employee compensation and benefits                             176,216                                             176,216
    Newsprint and ink                                               67,330                                              67,330
    Program, production and copyright costs                         33,068                                              33,068
    Other operating expenses                                       128,586                                             128,586
    Depreciation                                                    24,179                                              24,179
    Amortization of intangible assets                               10,291                                              10,291
    Total operating expenses                                       439,670                                             439,670

OPERATING INCOME                                                    91,899                                              91,899

OTHER CREDITS (CHARGES):
    Interest expense                                               (3,637)                                             (3,637)
    Miscellaneous, net                                                 323                                                 323
    Net other credits (charges)                                    (3,314)                                             (3,314)

INCOME BEFORE TAXES AND MINORITY INTERESTS                          88,585                                              88,585

PROVISION FOR INCOME TAXES                                          38,272                                              38,272

INCOME BEFORE MINORITY INTERESTS                                    50,313                                              50,313

MINORITY INTERESTS                                                   1,485                                               1,485

INCOME FROM CONTINUING OPERATIONS                                   48,828                                              48,828
INCOME FROM DISCONTINUED OPERATIONS                                 22,377   $    22,377

NET INCOME                                                  $       71,205   $    22,377                         $      48,828


AVERAGE WEIGHTED SHARES                                             80,256        80,256                                80,256

PER SHARE OF COMMON STOCK:
     Income from continuing operations                                $.61                                                $.61
     Income from discontinued operations                               .28          $.28
     Net income                                                       $.89          $.28                                  $.61

                       THE E.W. SCRIPPS COMPANY

               NOTES TO PRO FORMA FINANCIAL INFORMATION

On October 28, 1995 The E.W. Scripps Company ("Scripps") and Comcast Corporation ("Comcast") reached an agreement pursuant to which Scripps will contribute all of its non-cable television assets to Scripps Howard, Inc. ("SHI" - a wholly-owned subsidiary of Scripps and the direct or indirect parent of all of Scripps' operations) and SHI's cable television system subsidiaries ("Scripps Cable") will be transferred to and held directly by Scripps. Scripps Cable will be acquired by Comcast through a tax-free merger (the "Merger") with Scripps. The remaining SHI business will continue as "New Scripps", which will be distributed in a tax-free "spin-off" to Scripps shareholders (the "Spin-Off") prior to the Merger and thereafter renamed The E.W. Scripps Company. The Merger and Spin-off are collectively referred to as the "Transactions." The accompanying unaudited pro forma balance sheet and statements of income of Scripps assume completion of the Transactions.

The pro forma balance sheet as of June 30, 1996 assumes the Transactions occurred as of that date. The pro forma statement of income assumes the Transactions were completed at the beginning of the period. Pro forma adjustments represent fees on the Transactions. Earnings per share is based on the weighted average shares outstanding for the period.

The pro forma financial information is not necessarily indicative of the results which actually would have occurred had the Transactions been completed as of the dates indicated or which may occur in the future.

Explanation of specific pro forma adjustments are as follows:

 (A) Effect of estimated expenses of $8.0 million on Stockholders' Equity.